AGREEMENT


               THIS AGREEMENT is made and entered into by and between MEDLEY CREDIT ACCEPTANCE CORP., a Delaware corporation,
          (hereinafter referred to as "Company"), and MEDLEY GROUP, INC., a Delaware corporation (herein referred to as "Group").
          (Throughout this agreement, Company and Group may be referred to collectively as parties for convenience).

                                 W I T N E S S E T H

               WHEREAS, Company has filed a registration statement with the Securities and Exchange Commission to conduct a public offering in connection with the sale of the Company's common stock and warrants to purchase common stock ("Public Offering"), and

               WHEREAS, the Public Offering will register in addition to the Common Stock of the Company, two hundred thousand shares (200,000) of the Common Stock owned by Group; and

               WHEREAS, Medley Refrigeration, Inc., a majority owned subsidiary of Group is indebted to Company; and

               WHEREAS, it is in the best interest of Company and Group that the proceeds derived from the sale in the Public Offering of Group's common stock in the Company be utilized to satisfy the debt owed by Medley Refrigeration, Inc. to Company; and

               WHEREAS, the parties desire to memorialize their agreement into a written instrument.

               NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties agree as follows:

               1. The above and foregoing recitals are true and correct and are incorporated herein.

               2. Provided the sale of common stock and warrants in the Company's Public Offering meets the Minimum Offering requirements described in the Company's Prospectus for use in connection with the Public Offering, Group hereby authorizes and directs that the proceeds from the sale of Group's 200,000 shares of common stock in the Public Offering ($990,000.00) be paid directly by SunTrust/South Florida National Association, the escrow agent for the Public Offering, to the Company to satisfy all debt then due the Company by Medley Refrigeration, Inc.

               3. Group acknowledges that its obligations hereunder have an immeasurable value to the Company. Group further acknowledges that any breach or threatened breach by it of any of the provisions hereof will result in irreparable and continuing harm to the Company for which the Company would have no adequate remedy at law. Therefore, in addition to any other remedy which the Company may have at law or in equity, the Company shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such breach or threatened breach.

               IN WITNESS WHEREOF the parties have hereunto set their hands and seals.


          Dated this 23rd day of May, 1997.

                                        MEDLEY CREDIT ACCEPTANCE CORP.

                                        BY: /s/ Robert D. Press
                                           --------------------------------
                                            ROBERT D. PRESS, PRESIDENT


                                        MEDLEY GROUP, INC.

                                        BY: /s/ Robert D. Press
                                           --------------------------------
                                            ROBERT D. PRESS, PRESIDENT